As filed with the Securities and Exchange Commission on September 7, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Phreesia, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-2275479
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1521 Concord Pike
Suite 301, PMB 221
Wilmington, DE 19803
(888) 654-7473
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Chaim Indig
Chief Executive Officer
1521 Concord Pike
Suite 301, PMB 221
Wilmington, DE 198031
(888) 654-7473
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Allison Hoffman, Esq. Phreesia, Inc. 1521 Concord Pike Suite 301, PMB 221 Wilmington, DE 19803 (888) 654-7473	John J. Egan, Esq. Edwin M. O’Connor, Esq. Andrew R. Pusar, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000

Approximate date of commencement of proposed sale to the public: From time to time as determined by the Registrant after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
1 Phreesia, Inc. is a fully remote company and no longer maintains its principal executive office. The address listed here is the mailing address that we maintain. For purposes of compliance with applicable requirements of the Securities Act of 1933, as amended, and Securities Exchange Act of 1934, as amended, stockholder communications required to be sent to our principal executive offices should be directed to the email address set forth in our proxy materials and/or identified on our investor relations website.

EXPLANATORY NOTE
This registration statement contains two prospectuses:
•a base prospectus which covers the offering, issuance and sale by us and/or the offering and sale by selling securityholders of the securities identified in such base prospectus from time to time in one or more offerings (the “Base Prospectus”); and
•a resale prospectus which covers the resale from time to time by the selling stockholders named in such resale prospectus of up to 1,088,936 shares of our common stock (the “Resale Prospectus”), which shares were previously registered pursuant to a prospectus supplement, filed with the Securities and Exchange Commission (the “SEC”) on August 14, 2023, to the Registration Statement on Form S-3 (File No. 333-249541) (the “Prior Registration Statement”), but have not been sold (the “Unsold Shares”). The Prior Registration Statement was filed with the SEC and became automatically effective on October 19, 2020. The Prior Registration Statement is scheduled to expire on October 19, 2023 pursuant to Rule 415(a)(5) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 415(a)(6) under the Securities Act, effectiveness of this registration statement will be deemed to terminate the offering of the Unsold Shares under the Prior Registration Statement.
The Base Prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the Base Prospectus will be specified in one or more prospectus supplements to the Base Prospectus. The Resale Prospectus immediately follows the Base Prospectus.

PROSPECTUS
Phreesia, Inc.
Common Stock
Preferred Stock
Warrants
Units
Debt Securities
By this prospectus, we or any selling securityholder may offer and sell from time to time, in one or more offerings, common stock, preferred stock, warrants, units, debt securities or any combination thereof as described in this prospectus. The warrants may be convertible into or exercisable or exchangeable for common stock or preferred stock, the preferred stock may be convertible into or exchangeable for common stock and the debt securities may be convertible into or exchangeable for common stock or preferred stock. You should carefully read this prospectus, any prospectus supplement and any free writing prospectus, as well as any documents incorporated in any of the foregoing by reference, before you invest in any of the securities being offered. This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement. The prospectus supplement or any related free writing prospectus may also add to, update, supplement or clarify information contained in this prospectus.
Our common stock is traded on the New York Stock Exchange under the symbol “PHR.”
We or any selling securityholder may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by selling securityholders.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES REFERENCED UNDER THE HEADING “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AS WELL AS THOSE CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS OR THE APPLICABLE PROSPECTUS SUPPLEMENT.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 7, 2023.

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospectus may have changed since those dates.
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ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we and/or selling securityholders may from time to time sell any combination of the securities described in this prospectus in one or more offerings. This prospectus only provides you with a general description of the securities we or any selling securityholder may offer. Each time we or any selling securityholder offer a type or series of securities under this prospectus, a prospectus supplement will be provided that contains more specific information about the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. Each such prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before you invest in any securities.
We and/or our selling securityholders have not authorized anyone to provide you with information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We and/or our selling securityholders take no responsibility for, and can provide no assurances as to the reliability of, any information not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we or any selling securityholder may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”
Unless the context indicates otherwise, as used in this prospectus, the terms “Phreesia,” “the Company,” “we,” “us” and “our” refer to Phreesia, Inc. and its consolidated subsidiaries.
This prospectus, any applicable prospectus supplement and the information incorporated herein or therein by reference include trademarks, service marks and trade names owned by us or other companies. Solely for convenience, trademarks and trade names referred to in this prospectus supplement and the information incorporated
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herein, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. All trademarks, service marks and trade names included or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.
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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any applicable prospectus supplement, any related free writing prospectus, and the information incorporated by reference herein and therein contain or may contain express or implied statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and are based on our management’s belief and assumptions and on information currently available to our management. These forward-looking statements contain projections of our future results of operations or of our financial position or state other forward-looking information. In some cases, you can identify these statements by forward-looking words such as “may,” “will,” “could,” “should,” “would,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of such words or other similar words or phrases. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements.
These forward-looking statements are neither promises nor guarantees of future performance and relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties, and other factors, many of which are beyond our control, that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements, including, without limitation, the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, including under “Item 1A: Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K for the fiscal year ended January 31, 2023, our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K incorporated by reference in this prospectus, and the section of any accompanying prospectus supplement entitled “Risk Factors.”
Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Except as may be required by applicable law, we do not undertake or intend to update any forward-looking statements after the date of this prospectus or the respective dates of documents incorporated by reference herein that include forward-looking statements.
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ABOUT THE COMPANY
We are a leading provider of comprehensive software solutions that improve the operational and financial performance of healthcare organizations by activating patients in their care to optimize patient health outcomes. As evidenced in industry survey reports from KLAS, a healthcare information technology and insights company, we have been recognized as a leader based on our integration capabilities with healthcare services client organizations, the broad adoption of our patient intake functionalities and overall client satisfaction. Through our SaaS-based technology platform, which we refer to as the Phreesia Platform or our Platform, we offer healthcare services clients a robust suite of integrated solutions that manage patient access, registration and payments. Our Platform also provides life sciences companies, health plans and other payer organizations (payers), patient advocacy, public interest and other not-for-profit organizations with a channel for direct communication with patients.
We were incorporated under the laws of the State of Delaware in 2005. Our principal executive office is located at 1521 Concord Pike, Suite 301, PMB 221, Wilmington, DE 19803, and our telephone number is (888) 654-7473. Our website address is www.phreesia.com. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus. Our common stock trades on the New York Stock Exchange under the symbol “PHR.”
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RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the risks described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including (i) our most recent Annual Report on Form 10-K, which is on file with the SEC and is incorporated herein by reference, and (ii) other documents we file with the SEC that are deemed incorporated by reference into this prospectus.
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USE OF PROCEEDS
Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, we intend to use any net proceeds received by us from our sale of the securities described in this prospectus for our general corporate purposes, which may include, but are not limited to, acquisitions, working capital, capital expenditures and repayment, refinancing or redemption of indebtedness or other securities. We may temporarily invest any net proceeds in a variety of capital preservation instruments, including investment grade, interest bearing instruments and U.S. government securities, until they are used for their stated purpose. We have not determined the amount of any net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of any net proceeds.
Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling securityholder.
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SELLING SECURITYHOLDERS
Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledges, donees or successors, all of whom we refer to as “selling securityholders,” may from time to time offer and sell our securities pursuant to this prospectus and any applicable prospectus supplement.
The applicable prospectus supplement will set forth the name of each of the selling securityholders and the number of securities beneficially owned by such selling securityholder that are covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling securityholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the applicable prospectus supplement.
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PLAN OF DISTRIBUTION
We and/or any selling securityholders may sell the offered securities from time to time:
•through underwriters;
•on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•in the over-the-counter market;
•in transactions other than on these exchanges or systems or in the over-the-counter market;
•through dealers;
•through agents;
•directly to purchasers;
•privately negotiated transactions;
•an exchange distribution in accordance with the rules of the applicable exchange;
•in “at the market offering”, within the meaning of Rule 415(a)(4) of the Securities Act; or
•through a combination of any of these methods or any other method permitted by law.
We will identify the specific plan of distribution, including any agents, underwriters, dealers or other third parties or direct purchasers and their compensation in the applicable prospectus supplement.
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DESCRIPTION OF CAPITAL STOCK
For a complete statement of the terms and rights of our capital stock, you should refer to the applicable provisions of our amended and restated certificate of incorporation, as amended, our amended and restated bylaws and the documents that we have incorporated by reference, including the description of capital stock contained in the registration statement on Form 8-A, as updated by Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended January 31, 2020, and any amendment or report filed for the purpose of updating such description, copies of which are exhibits to the registration statement of which this prospectus forms a part, and which are incorporated herein by reference. Copies of our amended and restated certificate of incorporation, as amended, and amended and restated bylaws will be sent to you at no charge upon request. See “Where You Can Find Additional Information” below.
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DESCRIPTION OF DEBT SECURITIES
We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. This summary of certain provisions of the debt securities we may issue is not complete, and we urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the particular series of debt securities being offered, as well as the complete indenture that contains the terms of the debt securities. We will file as exhibits to the registration statement of which this prospectus is a part the form of indenture and any supplemental agreements that describe the terms of the series of debt securities we are offering before the issuance of the related series of debt securities. The actual indenture we enter into in connection with an offering of debt securities may differ significantly from the form of indenture we have filed.
We may evidence each series of debt securities we will issue by an indenture that we enter into with a trustee. We will indicate the name and address of the trustee, if applicable, in the prospectus supplement relating to the particular series of debt securities being offered.
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DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of common stock and/or preferred stock in one or more series. We may issue warrants independently or together with common stock and/or preferred stock, and the warrants may be attached to or separate from these securities. This summary of certain provisions of the warrants we may issue is not complete, and we urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
We will evidence each series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.
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DESCRIPTION OF UNITS
We may issue, in one or more series, units consisting of common stock, preferred stock, and/or warrants for the purchase of common stock and/or preferred stock in any combination. This summary of certain provisions of the units we may issue is not complete, and we urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreement that contains the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.
We will evidence each series of units by unit certificates that we will issue. Units may be issued under a unit agreement that we enter into with a unit agent. We will indicate the name and address of the unit agent, if applicable, in the prospectus supplement relating to the particular series of units being offered.
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LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities being offered by this prospectus will be passed upon by Goodwin Procter LLP, New York, New York. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.
EXPERTS
The consolidated financial statements of Phreesia, Inc. and subsidiaries as of January 31, 2023 and 2022, and for each of the years in the three-year period ended January 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of January 31, 2023, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents may be accessed through the SEC’s Electronic Data Gathering, Analysis and Retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov).
We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See “Description of Securities.” We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any stockholder upon request and without charge. Written requests for such copies should be directed to Phreesia, Inc., 1521 Concord Pike, Suite 301, PMB 221, Wilmington, DE 19803, Attention: General Counsel, or by telephone request to (888) 654-7473. Our website is located at www.phreesia.com. Information contained on our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus or any accompanying prospectus supplement.
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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus and any accompanying prospectus supplement incorporate by reference the documents listed below (File No. 001-38977) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of this prospectus and the termination of this offering:
• our Annual Report on Form 10-K for the fiscal year ended January 31, 2023, filed with the SEC on March 23, 2023;
• our Quarterly Reports on Form 10-Q for the quarterly periods ended April 30, 2023 and July 31, 2023, filed with the SEC on June 1, 2023 and September 7, 2023, respectively;
• the description of our common stock contained in Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended January 31, 2020, which was filed with the SEC on April 23, 2020, including any amendment or report filed for the purpose of updating such description;
• the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended January 31, 2023 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed), which was filed with the SEC on May 17, 2023; and
• our Current Reports on Form 8-K, filed with the SEC on March 22, 2023 (containing disclosure under Items 5.02 and 9.01), as amended by the Form 8-K/A filed on May 31, 2023, June 28, 2023, July 3, 2023, July 13, 2023 and August 14, 2023 (other than information “furnished” under Items 2.02 or 7.01, or corresponding information furnished under Item 9.01 or included as an exhibit).
Documents incorporated by reference are available from us without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this prospectus and the applicable prospectus supplement. You may request a copy of these filings, at no cost, by contacting us, either orally or in writing, at the following:
Phreesia, Inc.
1521 Concord Pike
Suite 301, PMB 221
Wilmington, DE 19803
(888) 654-7473
investors@phreesia.com
Attention: Investor Relations
You may also access these documents free of charge on the SEC’s website at www.sec.gov or on our website at www.phreesia.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.
This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.
We have not authorized anyone to provide you with information other than what is incorporated by reference or provided in this prospectus or any prospectus supplement. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or in
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the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.
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Common Stock
Preferred Stock
Warrants
Units
Debt Securities

Prospectus
September 7, 2023

PROSPECTUS
1,088,936 Shares
Common Stock
Phreesia, Inc.
This prospectus relates to the resale by the selling stockholders (the “Selling Stockholders”) listed in the section of this prospectus entitled “Selling Stockholders” of 1,088,936 shares (the “Resale Shares”) of our common stock, par value $0.01 per share (“Common Stock”) that were issued to the selling stockholders in connection with the Access eForms Acquisition described below. We relied upon the exemption from registration provided by section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the rules promulgated thereunder with respect to the initial issuance of the Resale Shares.
On August 11, 2023, we entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Access eForms, LLC, a Texas limited liability company (“Access eForms”) and the Sellers, Founders and Seller Representative named therein, pursuant to which we acquired all of the issued and outstanding membership interests of Access eForms (the “Access eForms Acquisition”). The closing of the Access eForms Acquisition occurred on August 11, 2023. In connection with the closing of the Access eForms Acquisition, we issued 1,096,436 shares of our Common Stock to the former holders of the membership interests of Access eForms, 1,088,936 of which remain unsold.
The Selling Stockholders may sell the Resale Shares covered by this prospectus in a number of different ways and at varying prices. For additional information on the possible methods of sale that may be used by the Selling Stockholders, you should refer to the section of this prospectus entitled “Plan of Distribution.” No underwriter or other person has been engaged to facilitate the sale of the Resale Shares. We will not receive any of the proceeds from the Resale Shares sold by the Selling Stockholders. We will bear all costs, expenses and fees in connection with the registration of the Resale Shares hereunder. The Selling Stockholders will bear all commissions and discounts, if any, attributable to its sale of the Resale Shares.
Our Common Stock is listed on the New York Stock Exchange under the symbol “PHR.” On September 1, 2023, the last reported sale price of our Common Stock was $30.12 per share.
Investing in our Common Stock involves risks. See “Risk Factors” on page 5 of this prospectus, as well as in the documents incorporated or deemed to be incorporated by reference into this prospectus, to read more about factors you should consider before buying our Common Stock.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 7, 2023.

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus or in any free writing prospectus we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.
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ABOUT THIS PROSPECTUS
This prospectus is part of the registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process.
We and the Selling Stockholders have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus we have prepared. This prospectus and the documents incorporated by reference herein include important information about us, this offering, the Resale Shares and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the sections of this prospectus entitled “Where You Can Additional More Information” and “Incorporation of Certain Information by Reference.”
We and the Selling Stockholders take no responsibility for and can provide no assurances as to the reliability of, any information that is in addition to or different from that contained or incorporated by reference in this prospectus. The Selling Stockholders are offering to sell, and seeking offers to buy, shares of our Common Stock only in jurisdictions where offers and sales are permitted. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than as of the date of this prospectus, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus in making your investment decision. You should read this prospectus and any free writing prospectus that we have authorized for use in connection with this offering, as well as the documents incorporated by reference herein and the additional information described under “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus before investing in our Common Stock.
Unless otherwise stated, when used in this prospectus, the terms “Phreesia,” “we,” “our” and “us” refer to Phreesia, Inc., a Delaware corporation, unless otherwise specified or the context otherwise requires.
This prospectus and the information incorporated herein by reference contain references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus and the information incorporated herein, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. All trademarks, service marks and trade names included or incorporated by reference in this prospectus or any related free writing prospectus are the property of their respective owners.
No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any shares of Common Stock other than the Resale Shares described herein or an offer to sell or the solicitation of an offer to buy shares of Common Stock in any circumstances in which such offer or solicitation is unlawful.

PROSPECTUS SUMMARY
This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus, any related free writing prospectus and the documents that are incorporated by reference herein. It does not contain all of the information that may be important to you and your investment decision. Before investing in our Common Stock, you should carefully read this entire prospectus, including the matters set forth under the sections of this prospectus titled “Risk Factors,” the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q and the exhibits to the registration statement of which this prospectus is a part.
Company Overview
We are a leading provider of comprehensive software solutions that improve the operational and financial performance of healthcare organizations by activating patients in their care to optimize patient health outcomes. Through our SaaS-based technology platform, which we refer to as the Phreesia Platform or our Platform, we offer healthcare services clients a robust suite of integrated solutions that manage patient access, registration and payments. Our Platform also provides life sciences companies, health plans and other payer organizations (payers), patient advocacy, public interest and other not-for-profit organizations with a channel for direct communication with patients. In fiscal 2023, we facilitated patient visits in over 2,800 healthcare services clients across all 50 states. We define a patient visit as an individual, in-person or telehealth visit to a healthcare services provider, which may include multiple encounters by the same patient. Additionally, our Platform processed nearly $3.3 billion in patient payments in fiscal 2023, of which 80% were credit and debit card patient payment volume that we processed as a payment facilitator. Payment facilitator volume is a major driver of our payment processing revenue.
Patient intake is a complex and time-consuming process involving numerous tasks, including registration, insurance verification, patient questionnaires, patient-reported outcomes ("PROs"), payments and scheduling. Inefficiencies during the intake process often result in lower satisfaction for patients and healthcare services organizations, wasted time, missed revenue opportunities and diminished health outcomes. Phreesia’s mission is to create a better, more engaging healthcare experience. We have created an integrated and streamlined system that automates data capture and activates patients before, during and after their interaction with their healthcare services provider. As evidenced in industry survey reports from healthcare IT research firm KLAS, we have been recognized as a market leader based on our integration capabilities with healthcare services organizations, the broad adoption of our software solutions, our response to the COVID-19 pandemic and by overall client satisfaction.
The Phreesia Platform encompasses a comprehensive range of technologies and services, including, but not limited to, initial patient contact, registration, appointment scheduling, payments and post-appointment patient surveys. The Phreesia Platform securely collects and analyzes each patient’s information and provides engagement tools to efficiently guide each patient through their healthcare journey. We deploy our Platform across a range of modalities, including through patients’ mobile devices (Phreesia Mobile), through a web-based dashboard for healthcare services clients (Phreesia Dashboard) and through our self-service intake tablets (PhreesiaPads) and on-site kiosks (Arrivals Kiosks), all of which provide an individualized experience for each patient based on age, gender, appointment type and other clinical and demographic factors. Our solutions are highly customizable and scalable to any size healthcare service organization and can seamlessly integrate within a client’s workflows and leading Practice Management, or PM, and Electronic Health Record, or EHR, systems. Our Platform additionally allows for secure time-of-service and post-explanation of benefits integrated payments.
We serve an array of healthcare services clients of all sizes across over 25 specialties, ranging from single-specialty practices, including internal and family medicine, urology, dermatology, and orthopedics, to large, multi-specialty groups, and health systems as well as regional and national payers and other organizations that provide other types of healthcare-related services. Our network solutions revenue is generated from clients in the pharmaceutical, biotechnology, and medical device industries, as well as payers, patient advocacy, public interest and other not-for-profit organizations seeking to activate, engage and educate patients about topics critical to their health.

Corporate Information
We are a fully remote company and no longer maintain our principal executive offices. Our mailing address is 1521 Concord Pike, Suite 301, PMB 221, Wilmington, DE 19803, and our telephone number is (888) 654-7473. Our website address is http://www.phreesia.com. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

THE OFFERING

Common Stock outstanding as of September 1, 2023	55,201,674 shares.

Common Stock offered by the Selling Stockholders	1,088,936 shares.

Terms of the offering	The Selling Stockholders will determine when and how they sell the Resale Shares offered in this prospectus, as described in “Plan of Distribution.”

Use of proceeds	We will not receive any of the proceeds from the sale of the Resale Shares being offered in this prospectus. See “Use of Proceeds.”

NYSE symbol	“PHR.”

Risk factors
Investing in our Common Stock involves risks. See “Risk Factors” beginning on page 5 of this prospectus and other information included or incorporated by reference into this prospectus for a discussion of the factors you should carefully consider before deciding to invest in our securities.

RISK FACTORS
Investing in our Common Stock involves a high degree of risk. You should carefully consider the risks and uncertainties described in this prospectus and the documents incorporated by reference herein, including the risks and uncertainties described in our Annual Report on Form 10-K for the fiscal year ended January 31, 2023, which was filed with the SEC on March 23, 2023 and in our Quarterly Reports on Form 10-Q for the fiscal quarters ended April 30, 2023 and July 31, 2023, which were filed with the SEC on June 1, 2023 and September 7, 2023, respectively, and are incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties described in this prospectus and the documents incorporated by reference herein are not the only risks we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. For more information, see “Where You Can Find Additional Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference herein contain express or implied statements that are not historical facts and are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance and may contain projections of our future results of operations or of our financial information or state other forward-looking information. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words.
Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:
•our future financial performance, including our revenue, cash flows, costs of revenue and operating expenses;
•the rapidly evolving industry and the market for technology-enabled services in healthcare in the United States being relatively immature and unproven;
•our reliance on a limited number of clients for a substantial portion of our revenue;
•our anticipated growth and growth strategies and our ability to effectively manage that growth;
•our ability to achieve and grow profitability;
•the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs;
•our potential competition with our customers or partners;
•our existing clients not renewing their existing contracts with us, renewing at lower fee levels or declining to purchase additional applications from us;
•our failure to adequately maintain our direct sales force, impeding our growth;
•our ability to recover the significant upfront costs in our customer relationships;
•liability arising from our collection, use, disclosure, or storage of sensitive data collected from or about patients;
•our reliance on third-party vendors, manufacturers and partners such as Rayden Design Studio Private Limited and DataArt Solutions, Inc. to execute our business strategy;
•consolidation in the healthcare industry resulting in loss of clients;
•the uncertainty and ongoing flux of the regulatory and political framework;
•our ability to determine the size of our target market;
•the impact of pandemics or epidemics, market volatility, including the recent high inflationary and high interest rate environment, bank failures and measures taken in response thereto, economic slowdowns and recessions, and other global financial, economic and political events on our business and our ability to attract, retain and cross-sell to healthcare services clients;
•our ability to obtain, maintain and enforce intellectual property for our technology and products;
•our reliance on third-party vendors, manufacturers and partners to execute our business strategy;
•our inability to implement our solutions for clients resulting in loss of clients and reputation;
•our dependency on our key personnel, and our ability to attract, hire, integrate, and retain key personnel, including as a result of being a fully remote company;
•the possibility that we may become subject to future litigation;
•our future indebtedness and contractual obligations;
•our expectations regarding trends in our key metrics and revenue from subscription fees from our healthcare services clients, payment processing fees and fees charged to our life sciences and payer clients for delivering direct communications to help activate, engage and educate patients about topics critical to their health;
•our ability to realize the intended benefits of our acquisitions; and
•other risks and uncertainties, including those listed under the section titled “Risk Factors.”
We caution you that the foregoing list may not contain all of the forward-looking statements made in this and the information incorporated by reference herein. You should not rely upon forward-looking statements as predictions of future events. We have based our forward-looking statements primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including, without limitation, those described in the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 31, 2023 and any subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, and under the heading “Risk Factors” in this prospectus, the accompanying prospectus and in any free writing prospectus.
Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. We cannot assure you that the results, events and circumstances reflected in these forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.
These forward-looking statements contained in this prospectus speak only as of the date on which the statements are made. We undertake no obligation to update, and expressly disclaim the obligation to update, any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements.

USE OF PROCEEDS
We will not receive any proceeds from the sale of the Resale Shares by the Selling Stockholders. All shares of Common Stock offered by this prospectus are being registered for the account of the Selling Stockholders.
All expenses of registration incurred in connection with this offering are being borne by us. All selling and other expenses incurred by the Selling Stockholders will be borne by the Selling Stockholders.

SELLING STOCKHOLDERS
This prospectus covers the resale or other distribution from time to time by the Selling Stockholders of the Resale Shares, all of which were issued by us to the Selling Stockholders as part of the purchase price in the Access eForms Acquisition. We are registering the offer and sale of the Resale Shares held by the Selling Stockholders to satisfy certain registration obligations that we granted the Selling Stockholders in connection with the Access eForms Acquisition. Pursuant to the Purchase Agreement, we have agreed to use commercially reasonable efforts to keep the registration statement of which this prospectus forms a part continuously effective until the earlier of the date that all Resale Shares have been sold thereunder or are able to be publicly sold by relying on Rule 144 of the Securities Act without registration.
The Resale Shares may be offered from time to time by the Selling Stockholders. The Selling Stockholders may sell some, all or none of the Resale Shares covered hereby. We do not know how long the Selling Stockholders will hold the Resale Shares before selling them, and, other than as set forth herein, we currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale or other disposition of any of the Resale Shares. In addition, except as otherwise disclosed herein, the Selling Stockholders do not have, and within the past three years have not had, any position, office or other material relationship with us.
When we refer to the “Selling Stockholders” in this prospectus, we mean the entities listed in the table below, and the pledgees, donees, transferees, assignees, successors-in-interest and others who later come to hold any of the offered shares other than through a public sale.
The following table sets forth, as of the date of this prospectus, the names of the Selling Stockholders, the number of Resale Shares that each Selling Stockholders may offer pursuant to this prospectus and the shares of our Common Stock owned by each Selling Stockholder before and after the offering. Information with respect to beneficial ownership is based on information obtained from such Selling Stockholders. The percentage of Common Stock owned by the Selling Stockholders, both before and after the offering, is based on 55,201,674 shares of Common Stock outstanding as of September 1, 2023. Information with respect to shares of Common Stock beneficially owned after the offering assumes the sale of all the Resale Shares offered and no other purchases or sales of Common Stock.

	Shares Beneficially Owned Before the Offering			Shares Beneficially Owned After the Offering
Name	Number of Shares	Percentage of Outstanding Shares	Number of Shares Being Offered	Number of Shares	Percentage of Outstanding Shares
Tim Elliott 2012 Irrevocable Trust (1)	543,219	*	543,219	—	—
Love Matters Charitable Trust J(2)	243,652	*	243,652	—	—
Love Matters Charitable Trust T(3)	243,652	*	243,652	—	—
Only Up Nimcrut(4)	58,413	*	58,413	—	—
______________
*Less than 1%
(1)Roger Timothy Elliott is the trustee of Tim Elliott 2012 Irrevocable Trust, and in such capacity has voting and dispositive power over the Resale Shares held by Tim Elliott 2012 Irrevocable Trust.
(2)Jamie D. Elliott is the trustee of Love Matters Charitable Trust J, and in such capacity has voting and dispositive power over the Resale Shares held by Love Matters Charitable Trust J.
(3)Roger Timothy Elliott is the trustee of Love Matters Charitable Trust T, and in such capacity has voting and dispositive power over the Resale Shares held by Love Matters Charitable Trust T.
(4)Roger Timothy Elliott is the trustee of Only Up Nimcrut, and in such capacity has voting and dispositive power over the Resale Shares held by Only Up Nimcrut.

PLAN OF DISTRIBUTION
We are registering the Resale Shares issued to the Selling Stockholders to permit the resale of these shares of Common Stock by the holders from time to time after the date of this prospectus.
No broker, dealer or underwriter has been engaged in connection with this offering.
We will not receive any of the proceeds from the sale of the Resale Shares by the Selling Stockholders. All expenses of registration incurred in connection with this offering are being borne by us. All selling and other expenses incurred by the Selling Stockholders will be borne by the Selling Stockholders.
The Selling Stockholders, which as used herein includes donees, pledgees, assignees, transferees and other successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
Sales of shares of our Common Stock by the Selling Stockholders named in this prospectus may be made from time to time in one or more transactions in the over-the-counter market, on any exchange or quotation system on which shares of our Common Stock may be listed or quoted, in negotiated transactions or in a combination of any such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The shares may be offered directly, to or through agents designated from time to time or to or through brokers or dealers, or through any combination of these methods of sale. The methods by which the shares may be sold include, to the extent permitted by our corporate policies in effect from time to time:
•block trades (which may involve crosses) in which the broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker or dealer as principal and resales by the broker or dealer for its own account pursuant to this prospectus;
•exchange distributions or secondary distributions in accordance with the rules of the applicable exchange;
•ordinary brokerage transactions and transactions in which the broker or dealer solicits purchasers;
•privately negotiated transactions;
•the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•the settlement of short sales;
•a combination of any of the foregoing methods of sale; and
•any other method permitted by applicable law.
An agent, broker or dealer may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of the shares for whom such brokers or dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker or dealer might be in excess of customary commissions). A member firm of an exchange on which our Common Stock is traded may be engaged to act as the Selling Stockholders’ agent in the sale of shares by the Selling Stockholders.
In connection with distributions of the Resale Shares offered by this prospectus or otherwise, to the extent permitted by our corporate policies in effect from time to time, the Selling Stockholders may enter into hedging transactions with brokers or dealers or other financial institutions with respect to our Common Stock. In connection with these transactions, the brokers or dealers or other financial institutions may engage in short sales of our Common Stock in the course of hedging the positions they assume with the Selling Stockholders. The Selling Stockholders may also sell our Common Stock short to effect their hedging transactions and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.
In addition, any shares of our Common Stock covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.
The aggregate proceeds to the Selling Stockholders from the sale of the Resale Shares offered by them pursuant to this prospectus will be the purchase price of the shares less discounts or commissions, if any. The Selling Stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of Common Stock to be made directly or through agents.
To the extent required, the shares to be sold, the name of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
Each broker-dealer that receives Resale Shares for its own account pursuant to this prospectus must acknowledge that it will deliver the prospectus in connection with any sale of the Resale Shares. If required, this prospectus may be amended or supplemented on a continual basis to describe a specific plan of distribution. We will make copies of this prospectus available to the Selling Stockholders, brokers and dealers for purposes of satisfying the prospectus delivery requirements of the Securities Act, if applicable.
In order to comply with the securities laws of some states, if applicable, the Resale Shares offered by this prospectus may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Resale Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with as part of such sale.
The Selling Stockholders and any other person participating in such distribution will be subject to certain provisions of the Exchange Act. The Exchange Act rules include Regulation M, which may limit the timing of purchases and sales of any of our Common Stock by the Selling Stockholders and any other such person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of our Common Stock to engage in market-making activities with respect to the Common Stock. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of the foregoing may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.
The Selling Stockholders and any brokers, dealers, agents or others that participate with the Selling Stockholders in the distribution of the shares offered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any underwriting discounts, commissions or fees received by such persons and any profit on the resale of the shares purchased by such persons may be deemed to be underwriting commissions or discounts under the Securities Act. If the Selling Stockholders are deemed to be an “underwriter” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders, brokers and dealers for the purpose of satisfying the prospectus delivery requirements of the Securities Act, if applicable.
There can be no assurance that the Selling Stockholders will sell any or all of the shares of our Common Stock offered hereby.
We will bear all fees and expenses incident to our obligation to register the shares of Common Stock offered hereby, except that, if the shares of Common Stock are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. Any underwriter, dealers and agents engaged by the Selling Stockholders may engage in transactions with us or the Selling Stockholders, or perform services for us or the Selling Stockholders, in the ordinary course of business.

DESCRIPTION OF CAPITAL STOCK
The following is a description of the material terms and provisions relating to our capital stock. The following description is a summary that is not complete and is subject to and qualified in its entirety by reference to our amended and restated certificate of incorporation and our amended and restated bylaws, and to provisions of the Delaware General Corporation Law. Copies of our amended and restated certificate of incorporation and our amended and restated bylaws, each of which may be amended from time to time, have been publicly filed with the SEC. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus.
Authorized Capital Stock
Our authorized capital stock consists of 500,000,000 shares of Common Stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share, all of which shares of preferred stock are undesignated.
Common Stock
The holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our Common Stock do not have any cumulative voting rights. Holders of our Common Stock are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our Common Stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.
In the event of our liquidation, dissolution or winding up, holders of our Common Stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock.
Preferred Stock
Our board of directors has the authority, without further action by our stockholders, to issue up to 20,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of Common Stock. The issuance of our preferred stock could adversely affect the voting power of holders of Common Stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action. No shares of preferred stock are outstanding, and we have no present plan to issue any shares of preferred stock.
Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws and Delaware Law
Certain provisions of Delaware law and our amended and restated certificate of incorporation and amended and restated bylaws may have the effect of delaying, deferring or preventing another party from acquiring control of us. These provisions, which are summarized below, are also designed in part to encourage persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.
Board composition and filling vacancies
Our amended and restated certificate of incorporation provides for the division of our board of directors into three classes serving staggered three-year terms, with one class being elected each year. Our amended and restated certificate of incorporation also provides that directors may be removed only for cause and then only by the affirmative vote of 75% or more of the shares then entitled to vote at an election of directors.

Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum. The classification of directors, together with the limitations on removal of directors and treatment of vacancies, has the effect of making it more difficult for stockholders to change the composition of our board of directors.
No written consent of stockholders
Our amended and restated certificate of incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our bylaws or removal of directors by our stockholders without holding a meeting of stockholders.
Meetings of stockholders
Our amended and restated certificate of incorporation and amended and restated bylaws provide that only a majority of the members of our board of directors then in office may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our amended and restated bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.
Advance notice requirements
Our amended and restated bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our amended and restated bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.
Amendment to amended and restated certificate of incorporation and amended and restated bylaws
Our amended and restated certificate of incorporation provides that any amendment thereof must first be approved by a majority of our board of directors, and if required by law or our amended and restated certificate of incorporation, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to stockholder action, board composition, limitation of liability and the amendment of our bylaws and certificate of incorporation must be approved by not less than 75% of the outstanding shares entitled to vote on the amendment, and not less than 75% of the outstanding shares of each class entitled to vote thereon as a class. Our amended and restated bylaws may be amended by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in such amended and restated bylaws; and may also be amended by the affirmative vote of at least 75% of the outstanding shares entitled to vote on the amendment, or, if our board of directors recommends that the stockholders approve the amendment, by the affirmative vote of the majority of the outstanding shares entitled to vote on the amendment, in each case voting together as a single class.
Undesignated preferred stock
Our amended and restated certificate of incorporation provides for 20,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.
For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our amended and restated certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of Common Stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.
Section 203 of the Delaware General Corporation Law
We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:
•before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or
•at or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.
Section 203 defines a business combination to include:
•any merger or consolidation involving the corporation and the interested stockholder;
•any sale, transfer, lease, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;
•subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and
•the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through the corporation.
In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.
Exchange Listing
Our Common Stock is listed on the NYSE under the trading symbol “PHR.”
Transfer Agent and Registrar
The transfer agent and registrar for our Common Stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 250 Royall Street, Canton, Massachusetts 02021.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities being offered by this prospectus will be passed upon by Goodwin Procter LLP, New York, New York. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS
The consolidated financial statements of Phreesia, Inc. and its subsidiaries as of January 31, 2023 and 2022, and for each of the years in the three-year period ended January 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of January 31, 2023, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.phreesia.com. Our website and the information contained therein or connected thereto are not a part of this prospectus or the registration statement of which it forms a part, and are not incorporated by reference in this prospectus or the registration statement of which it forms a part.
This prospectus is part of a registration statement we filed with the SEC. This prospectus, filed as part of the registration statement, omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001- 38977) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, (in each case, other than those documents or the portions of those documents not deemed to be filed), between the date of this prospectus and the termination of this offering:
•our Annual Report on Form 10-K for the fiscal year ended January 31, 2023, filed with the SEC on March 23, 2023;
•our Quarterly Reports on Form 10-Q for the quarterly periods ended April 30, 2023 and July 31, 2023, filed with the SEC on June 1, 2023 and September 7, 2023, respectively;
•Current Reports on Form 8-K, filed with the SEC on March 22, 2023 (containing disclosure under Items 5.02 and 9.01), as amended by the Form 8-K/A filed on May 31, 2023, June 28, 2023, July 3, 2023, July 13, 2023, and August 14, 2023;
•The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended January 31, 2023 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 17, 2023; and
•The description of our Common Stock contained in Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended January 31, 2020, filed with the SEC on April 23, 2020, including any amendments or reports filed for the purpose of updating such description.
You may request a copy of these filings, at no cost, by contacting us, either orally or in writing, at the following:
Phreesia, Inc.
1521 Concord Pike
Suite 301, PMB 221
Wilmington, DE 19803
(888) 654-7473
investors@phreesia.com
Attention: Investor Relations

1,088,936 Shares
Common Stock

Prospectus Dated September 7, 2023

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, in connection with the issuance and distribution of the securities registered hereby. The registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). All the amounts shown are estimates.

SEC registration fee		$(1)*
Exchange listing fee		(2)
Accounting fees and expenses		(2)
Legal fees and expenses		(2)
Transfer agent fees and expenses		(2)
Trustee fees and expenses		(2)
Printing fees		(2)
Miscellaneous expenses		$(2)
Total	$—	(2)
__________________
(1)Omitted because the registration fee is being deferred pursuant to Rule 456(b) and Rule 457(r) under the Securities Act.
(2)These fees and expenses depend on the securities offered and the number of issuances and accordingly cannot be estimated at this time and will be reflected in the applicable prospectus supplement.
*Excludes registration fees of $3,415.23 that were previously paid by the registrant relating to certain securities (the “Carry-Forward Securities”) previously registered pursuant to a prospectus supplement, filed with the SEC on August 14, 2023, to the Registration Statement on Form S-3 (File No. 333-249541) (the “Prior Registration Statement”). The Prior Registration Statement was filed with the SEC and became automatically effective on October 19, 2020. Pursuant to Rule 415(a)(6) under the Securities Act, the registration fee relating to the Carry-Forward Securities under the Prior Registration Statement will continue to be applied to such securities hereunder.
*
ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS
Section 145 of the Delaware General Corporation Law (the “DGCL”), or Section 145, authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact that they have served or are currently serving as a director or officer to a corporation. The indemnity may cover expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.
In addition, Section 102(b)(7) of the DGCL permits a Delaware corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of officers who have consented to service of process to the registered agent of the corporation (such officers, “senior officers”) and directors to the corporation or its stockholders for monetary damages for breach of the director’s or senior officer’s fiduciary duty.
Our amended and restated certificate of incorporation, as amended, contains provisions that limit the liability of our directors and senior officers for monetary damages to the fullest extent permitted by Delaware law, as it now exists or may in the future be amended. Consequently, our directors and senior officers will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as directors or senior officers, except liability:
•for any breach of the director’s or senior officer’s duty of loyalty to us or our stockholders;
•for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•any transaction from which the director or senior officer derived an improper personal benefit;
•with respect to directors, under Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchases or redemptions; or
•with respect to senior officers, in any action by or in the right of the corporation
These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.
In addition, our amended and restated bylaws provide that:
•we will indemnify our directors, officers and, in the discretion of our board of directors, certain employees to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended; and
•we will advance reasonable expenses, including attorneys’ fees, to our directors and, in the discretion of our board of directors, to our officers and certain employees, in connection with legal proceedings relating to their service for or on behalf of us, subject to limited exceptions.
We have also entered into indemnification agreements with each of our directors and executive officers. These agreements provide that we will indemnify each of our directors, our executive officers and, at times, their affiliates to the fullest extent permitted by the DGCL. We will advance expenses, including attorneys’ fees (but excluding judgments, fines and settlement amounts), to each indemnified director, executive officer or affiliate in connection with any proceeding in which indemnification is available and we will indemnify our directors and officers for any action or proceeding arising out of that person’s services as a director or officer brought on behalf of us or in furtherance of our rights. Additionally, certain of our directors or officers may have certain rights to indemnification, advancement of expenses or insurance provided by their affiliates or other third parties, which indemnification relates to and might apply to the same proceedings arising out of such director’s or officer’s services as a director referenced herein. Nonetheless, we have agreed in the indemnification agreements that our obligations to those same directors or officers are primary and any obligation of such affiliates or other third parties to advance expenses or to provide indemnification for the expenses or liabilities incurred by those directors are secondary.
We also maintain general liability insurance which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act.
Any underwriting agreement that we may enter into will likely provide for indemnification of us, our controlling persons (if any), our directors, certain of our executive officers and any selling securityholders by the underwriters against certain liabilities, including liabilities under the Securities Act.

Item 16. Exhibits

Exhibit Number	Description
1.1*	Form of Underwriting Agreement
4.1
Seventh Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2019, filed with the SEC on September 10, 2019)

4.2
Amendment to Seventh Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2023, filed with the SEC on September 7, 2023)

4.3
Third Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2023, filed with the SEC on March 23, 2023)

4.4	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on June 21, 2019)
4.5	Fifth Amended and Restated Investor Rights Agreement (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on June 21, 2019)
4.6	Form of Indenture for Senior Debt Securities and the Related Form of Senior Debt Security
4.7	Form of Indenture for Subordinated Debt Securities and the Related Form of Subordinated Debt Security
4.8*	Specimen Preferred Stock Certificate and Form of Certificate of Designations of Preferred Stock
4.9*	Form of Common Stock Warrant Agreement and Warrant Certificate
4.10*	Form of Preferred Stock Warrant Agreement and Warrant Certificate
4.11*	Form of Unit Agreement
4.12*	Form of Debt Security
5.1	Opinion of Goodwin Procter LLP as to Legality of Securities Described in Base Prospectus
5.2	Opinion of Goodwin Procter LLP as to Legality of Securities Described in Resale Prospectus
23.1	Consent of Goodwin Procter LLP (included in Exhibits 5.1 and 5.2)
23.2	Consent of KPMG LLP
24.1	Power of Attorney (included on the signature page hereto)
25.1†	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939
25.2†	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939
107	Filing Fee Table
__________________
*To be filed by an amendment or report filed under the Securities Exchange Act of 1934, as amended, and incorporate herein by reference if applicable.
†To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item  17. Undertakings
The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission, or the SEC, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in this registration statement or are contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(8)To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on the 7th day of September, 2023.

PHREESIA, INC.

By:	/s/ Chaim Indig
Chaim Indig
Chief Executive Officer
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Chaim Indig and Balaji Gandhi, and each of them singly, as such person’s true and lawful attorneys in fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place, and stead, in any and all capacities, to sign any and all amendments (including post effective amendments or any abbreviated or subsequent registration statement and any amendments thereto filed pursuant to Rule 462(b) and any supplement to any prospectus included in this registration statement or any such amendment or any abbreviated or subsequent registration statement filed pursuant to Rule 462(b)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys in fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chaim Indig	Chief Executive Officer and Director (Principal Executive Officer)	September 7, 2023
Chaim Indig

/s/ Balaji Gandhi	Chief Financial Officer (Principal Financial Officer)	September 7, 2023
Balaji Gandhi

/s/ Janet Gunzburg	VP, Controller (Principal Accounting Officer)	September 7, 2023
Janet Gunzburg

/s/ Michael Weintraub	Chairman and Director	September 7, 2023
Michael Weintraub

/s/ Edward Cahill	Director	September 7, 2023
Edward Cahill

/s/ Lisa Egbuonu-Davis	Director	September 7, 2023
Lisa Egbuonu-Davis

/s/ Lainie Goldstein	Director	September 7, 2023
Lainie Goldstein

/s/ Gillian Munson	Director	September 7, 2023
Gillian Munson

/s/ Ramin Sayar	Director	September 7, 2023
Ramin Sayar

/s/ Mark Smith, M.D.	Director	September 7, 2023
Mark Smith, M.D.